1 Becton Drive

Franklin Lakes, NJ 07417

www.bd.com

Exhibit 99.1

Contact: Monique N. Dolecki, Investor Relations – 201-847-5453 Kristen Cardillo, Corporate Communications – 858-617-2317

BD ANNOUNCES RESULTS FOR 2015 FOURTH FISCAL QUARTER AND FULL YEAR; PROVIDES FISCAL 2016 GUIDANCE

•	Announces full fiscal year adjusted revenues of $10.302 billion, an increase of 22.0 percent, or 29.5 percent on a currency-neutral basis. On a comparable, currency-neutral basis, adjusted revenues grew 5.3 percent for the full year. As reported, full-year revenues increased 21.7 percent to $10.282 billion.
•	For the full fiscal year, adjusted diluted earnings per share of $7.16 increased 10.2 percent, or 21.2 percent on a currency-neutral basis. As reported, full-year diluted earnings per share were $3.35.
•	Expects full-year fiscal 2016 adjusted diluted earnings per share to be between $8.37 and $8.44 including the estimated unfavorable impact from foreign currency. This represents growth of approximately 17.0 to 18.0 percent. On a currency-neutral basis, full-year fiscal 2016 adjusted diluted earnings per share are expected to be between $8.73 and $8.80, which represents growth of 22.0 to 23.0 percent. These fiscal 2016 earnings per share expectations include approximately 22.0 percentage points of accretion from the CareFusion acquisition. As reported, the Company expects full fiscal year diluted earnings per share to be between $6.57 and $6.64.

Franklin Lakes, NJ (November 4, 2015) – BD (Becton, Dickinson and Company) (NYSE: BDX), a leading global medical technology company, today reported quarterly adjusted revenues of $3.067 billion for the fourth fiscal quarter ended September 30, 2015, an increase of 39.3 percent over the prior-year period as reported, or 49.1 percent on a currency-neutral basis. On a comparable, currency-neutral basis, fourth quarter adjusted revenues grew 5.1 percent. As reported, fourth quarter revenues were $3.059 billion. For the full fiscal year ended September 30, 2015, BD reported adjusted revenues of $10.302 billion, an increase of 22.0 percent over the prior-year period as reported, or 29.5 percent on a currency-neutral basis. On a comparable, currency-neutral basis, full fiscal year adjusted revenues grew 5.3 percent. As reported, full fiscal year revenues were $10.282 billion.

“Fiscal 2015 was a significant year for BD with the successful completion of the largest acquisition in the Company’s history,” said Vincent A. Forlenza, Chairman, CEO and President. “We are very proud of our strong fourth quarter and fiscal year 2015 results, which exceeded our expectations. We enter fiscal 2016 with continued confidence in our ability to execute our strategy, deliver against our financial commitments, and return value to our shareholders.”

All “comparable” basis revenue growth rates presented throughout this release include the results of CareFusion in the current and prior-year periods. For reconciliations of these revenue amounts and growth rates to the most directly comparable GAAP measures, please refer to the tables at the end of this release.

Fourth Quarter and Full Year Fiscal 2015 Operating Results

Adjusted diluted earnings per share were $1.94, compared with $1.74 in the prior-year period. This represents an increase of 11.5 percent, or 21.8 percent on a currency-neutral basis. On a reported basis, diluted earnings per share for the fourth quarter were $0.84 compared with $1.53 in the prior-year period.

For the full fiscal year ended September 30, 2015, adjusted diluted earnings per share were $7.16, compared with $6.50 in the prior-year period. This represents an increase of 10.2 percent, or 21.2 percent on a currency-neutral basis. On a reported basis, diluted earnings per share were $3.35, compared with $5.99 in the prior-year period.

Current and prior-year adjusted results exclude the impact of the non-cash amortization of intangible assets and other certain specified items. These specified items are detailed in the accompanying reconciliation of reported diluted earnings per share to adjusted diluted earnings per share.

Segment Results

In the BD Medical segment, worldwide adjusted revenues for the quarter were $2.091 billion, an increase of 75.3 percent over the prior-year period as reported, or 86.6 percent on a currency-neutral basis. On a comparable, currency-neutral basis, adjusted Medical revenues grew 5.2 percent, which reflects strong sales across the Medication Management Solutions, Medication and Procedural Solutions, Pharmaceutical Systems, and Diabetes Care units, partially offset by a decline in the Respiratory Solutions unit. On a reported basis, Medical revenues were $2.083 billion.

For the twelve-month period ended September 30, 2015, BD Medical adjusted revenues of $6.480 billion increased 41.7 percent over the prior-year period as reported, or 50.2 percent on a currency-neutral basis. On a comparable, currency-neutral basis, adjusted revenues grew 5.5 percent. On a reported basis, revenues were $6.460 billion.

In the BD Life Sciences segment, worldwide revenues for the quarter were $976 million, a decrease of 3.3 percent from the prior-year period, or an increase of 4.8 percent on a currency-neutral basis. The segment’s results reflect solid growth in the Preanalytical Systems and Diagnostic Systems units, and moderate growth in the Biosciences unit.

For the twelve-month period ended September 30, 2015, BD Life Sciences revenues of $3.822 billion decreased 1.3 percent from the prior-year period, and increased 5.0 percent on a currency-neutral basis.

Geographic Results

Fourth quarter adjusted revenues in the U.S. of $1.640 billion represent an increase of 88.3 percent over the prior-year period as reported. On a comparable basis, adjusted U.S. revenues increased 4.6 percent. Within the BD Medical segment, growth was driven by strong sales in the Medication Management Solutions and Medication and Procedural Solutions units, partially offset by a decline in the Respiratory Systems unit. Growth in the BD Life Sciences segment was driven by strong performance in the Biosciences unit. On a reported basis, U.S. revenues were $1.632 billion.

Revenues outside of the U.S. were $1.427 billion, representing an increase of 7.2 percent over the prior-year period, or an increase of 23.4 percent on a currency-neutral basis. On a comparable, currency-neutral basis, international revenues grew 5.5 percent which reflects continued strength in Western Europe.

For the twelve-month period ended September 30, 2015, adjusted revenues in the U.S. were $5.090 billion, an increase of 49.0 percent over the prior-year period as reported. On a comparable basis, U.S. revenues grew 4.1 percent. On a reported basis, U.S. revenues were $5.069 billion. Revenues outside of the U.S. were $5.213 billion, an increase of 3.6 percent over the prior-year period as reported, or an increase of 16.2 percent on a currency-neutral basis. On a comparable, currency-neutral basis, revenues outside the U.S. grew 6.6 percent.

Fiscal 2016 Outlook for Full Year

The Company estimates that currency-neutral adjusted revenues for the full fiscal year 2016, including the accretion from the acquisition of CareFusion, will increase 24.5 to 25.0 percent. Including the impact of foreign currency, adjusted revenues are expected to increase 23.0 to 23.5 percent. On a comparable, currency-neutral basis, the Company estimates organic adjusted revenues will increase 4.5 to 5.0 percent. As reported, the Company expects full fiscal year revenues to increase 23.0 to 23.5 percent.

The Company expects adjusted diluted earnings per share to be between $8.37 and $8.44 for the full fiscal year 2016 including the estimated unfavorable impact from foreign currency. This represents growth of approximately 17.0 to 18.0 percent. On a currency-neutral basis, full-year fiscal 2016 adjusted diluted earnings per share are expected to be between $8.73 and $8.80, which represents growth of 22.0 to 23.0 percent over 2015 adjusted diluted earnings per share of $7.16. Adjusted diluted earnings per share exclude, among other specified items, the non-cash amortization of intangible assets, and include approximately 22.0 percentage points of accretion from the CareFusion acquisition. As reported, the Company expects full fiscal year diluted earnings per share to be between $6.57 and $6.64.

Conference Call Information

A conference call regarding BD’s fourth quarter results will be broadcast live on BD’s website, www.bd.com/investors, along with related slides, at 8:00 a.m. (ET) Wednesday, November 4, 2015. The conference call will be available for replay on BD’s website, www.bd.com/investors, or at 1-800-585-8367 (domestic) and 1-404-537-3406 (international) through the close of business on Wednesday, November 11, 2015, confirmation number 51724857.

Non-GAAP Financial Measures/Financial Tables

This news release contains certain non-GAAP financial measures. Reconciliations of these and other non-GAAP measures to the comparable GAAP measures are included in the attached financial tables. Within the attached financial tables presented, certain columns and rows may not add due to the use of rounded numbers. Percentages and earnings per share amounts presented are calculated from the underlying amounts.

About BD

BD is a leading medical technology company that partners with customers and stakeholders to address many of the world’s most pressing and evolving health needs. Our innovative solutions are focused on improving medication management and patient safety; supporting infection prevention practices; equipping surgical and interventional procedures; improving drug delivery; aiding anesthesiology and respiratory care; advancing cellular research and applications; enhancing the diagnosis of infectious diseases and cancers; and supporting the management of diabetes. We are more than 45,000 associates in 50 countries who strive to fulfill our purpose of “Helping all people live healthy lives” by advancing the quality, accessibility, safety and affordability of healthcare around the world. In 2015, BD welcomed CareFusion and its products into the BD family of solutions. For more information on BD, please visit www.bd.com.

***

This press release, including the section entitled “Fiscal 2016 Outlook for Full Year”, contains certain estimates and other forward-looking statements (as defined under Federal securities laws) regarding BD’s performance, including future revenues and earnings per share. All such statements are based upon current expectations of BD and involve a number of business risks and uncertainties. Actual results could vary materially from anticipated results described, implied or projected in any forward-looking statement. With respect to forward-looking statements contained herein, a number of factors could cause actual results to vary materially. These factors include, but are not limited to: risks relating to the integration of CareFusion’s operations, products and employees into BD and the possibility that the anticipated synergies and other benefits of the proposed acquisition will not be realized or will not be realized within the expected timeframe; potential cuts in governmental healthcare spending, which could result in reduced demand for our product or downward pricing pressure; measures to contain healthcare costs; adverse changes in regional, national or foreign economic conditions, including any impact on our ability to access credit markets and finance our operations, the demand for our products and services as a result of reduced government funding, lower utilization rates or otherwise, or our suppliers’ ability to provide products needed for our operations; changes in interest or foreign currency exchange rates; our ability to successfully integrate any businesses we acquire; the adverse impact of cyber-attacks on our information systems; competitive factors including technological advances and new products introduced by competitors; pricing and market pressures; difficulties inherent in product development, delays in product introductions and uncertainty of market acceptance of new products; increases in energy costs and their effect on, among other things, the cost of producing BD’s products; efficacy or safety concerns relating to product recalls; fluctuations in costs and availability of raw materials and in BD’s ability to maintain favorable supplier arrangements and relationships; new or changing laws and regulations impacting our business or changes in enforcement practices with respect to such laws; uncertainties of litigation (as described in BD’s filings with the Securities and Exchange Commission); future healthcare reform, including changes in government pricing and reimbursement policies or other cost containment reforms; the effects of potential pandemic diseases; and issuance of new or revised accounting standards, as well as other factors discussed in BD’s filings with the Securities and Exchange Commission. We do not intend to update any forward-looking statements to reflect events or circumstances after the date hereof except as required by applicable laws or regulations.

BECTON DICKINSON AND COMPANY

CONSOLIDATED INCOME STATEMENTS

(Unaudited; Amounts in millions, except share and per share data)

	Three Months Ended September 30,
	2015	2014	% Change
REVENUES	$3,059	$2,202	38.9

Cost of products sold	1,630	1,099	48.2
Selling and administrative expense	756	561	34.8
Research and development expense	196	140	39.6
Acquisition-related costs	182	—	NM

TOTAL OPERATING COSTS AND EXPENSES	2,764	1,801	53.5

OPERATING INCOME	296	401	(26.3)

Interest expense	(99)	(36)	NM
Interest income	(5)	10	NM
Other (expense) income, net	(2)	1	NM

INCOME BEFORE INCOME TAXES	190	376	(49.6)

Income tax provision	9	76	(88.4)

NET INCOME	$181	$301	(39.9)

EARNINGS PER SHARE

Basic Earnings per Share	$0.86	$1.56	(44.9)
Diluted Earnings per Share	$0.84	$1.53	(45.1)

AVERAGE SHARES OUTSTANDING (in thousands)

Basic	210,985	192,332
Diluted	215,719	196,460

NM - Not Meaningful

BECTON DICKINSON AND COMPANY

CONSOLIDATED INCOME STATEMENTS

(Unaudited; Amounts in millions, except share and per share data)

	Twelve Months Ended September 30,
	2015	2014	% Change
REVENUES	$10,282	$8,446	21.7

Cost of products sold	5,587	4,145	34.8
Selling and administrative expense	2,563	2,145	19.5
Research and development expense	632	550	14.8
Acquisition-related costs	426	—	NM

TOTAL OPERATING COSTS AND EXPENSES	9,207	6,840	34.6

OPERATING INCOME	1,074	1,606	(33.1)

Interest expense	(371)	(135)	NM
Interest income	15	46	(67.0)
Other income, net	21	5	NM

INCOME BEFORE INCOME TAXES	739	1,522	(51.4)

Income tax provision	44	337	(87.0)

NET INCOME	$695	$1,185	(41.3)

EARNINGS PER SHARE

Basic Earnings per Share	$3.43	$6.13	(44.0)
Diluted Earnings per Share	$3.35	$5.99	(44.1)

AVERAGE SHARES OUTSTANDING (in thousands)

Basic	202,537	193,299
Diluted	207,509	197,709

NM - Not Meaningful

BECTON DICKINSON AND COMPANY

SUPPLEMENTAL REVENUE INFORMATION

REVENUES BY BUSINESS SEGMENTS AND UNITS - UNITED STATES

Three Months Ended September 30,

(Unaudited; Amounts in millions)

	A	B	C	D=(A-B)/B	E=(C-B)/B
	As Reported		Adjusted 2015	% Change
	2015	2014		Reported	Adjusted
BD MEDICAL
Medication and Procedural Solutions	$481	$257	$481	87.0	87.0
Medication Management Solutions	390	—	390	NM	NM
Diabetes Care	130	123	130	5.7	5.7
Pharmaceutical Systems	78	76	78	2.5	2.5
Respiratory Solutions	133	—	133	NM	NM
Deferred Revenue Adjustment *	(8)	—	—	NM	—

TOTAL	$1,203	$456	$1,211	164.1	165.8

BD LIFE SCIENCES
Preanalytical Systems	$173	$171	$173	1.5	1.5
Diagnostic Systems	146	148	146	(1.8)	(1.8)
Biosciences	110	96	110	14.5	14.5

TOTAL	$429	$415	$429	3.3	3.3

TOTAL UNITED STATES	$1,632	$871	$1,640	87.4	88.3

*	In accordance with U.S. GAAP business combination accounting rules, CareFusion’s deferred revenue balance was written down to reflect a fair value measurement as of the acquisition date. The deferred revenue adjustment represents the amortization of this write-down which primarily relates to software maintenance contracts in the United States. Revenues for these contracts is typically deferred and recognized over the term of the contracts.

NM - Not Meaningful

BECTON DICKINSON AND COMPANY

SUPPLEMENTAL REVENUE INFORMATION

REVENUES BY BUSINESS SEGMENTS AND UNITS - INTERNATIONAL

Three Months Ended September 30, (continued)

(Unaudited; Amounts in millions)

	A	B	C	D=(A-B)/B	E=(A-B-C)/B
	As Reported		FX	% Change
	2015	2014	Impact	Reported	FXN
BD MEDICAL
Medication and Procedural Solutions	$356	$331	$(52)	7.6	23.3
Medication Management Solutions	89	—	(14)	NM	NM
Diabetes Care	127	141	(23)	(10.2)	6.0
Pharmaceutical Systems	254	265	(39)	(4.0)	10.8
Respiratory Solutions	54	—	(6)	NM	NM

TOTAL	$880	$737	$(134)	19.4	37.6

BD LIFE SCIENCES
Preanalytical Systems	$175	$187	$(30)	(6.4)	9.8
Diagnostic Systems	196	202	(29)	(2.9)	11.5
Biosciences	176	205	(22)	(14.3)	(3.5)

TOTAL	$547	$594	$(81)	(7.9)	5.8

TOTAL INTERNATIONAL	$1,427	$1,331	$(216)	7.2	23.4

NM - Not Meaningful

BECTON DICKINSON AND COMPANY

SUPPLEMENTAL REVENUE INFORMATION

REVENUES BY BUSINESS SEGMENTS AND UNITS - TOTAL

Three Months Ended September 30, (continued)

(Unaudited; Amounts in millions)

	A	B	C	D	E=(A-B)/B	F=(A-B-D)/B	G=(C-B)/B	H=(C-B-D)/B
					% Change
	As Reported		Adjusted	FX				Adjusted
	2015	2014	2015	Impact	Reported	FXN	Adjusted	FXN
BD MEDICAL
Medication and Procedural Solutions	$836	$588	$836	$(52)	42.3	51.2	42.3	51.2
Medication Management Solutions	479	—	479	(14)	NM	NM	NM	NM
Diabetes Care	257	264	257	(23)	(2.8)	5.8	(2.8)	5.8
Pharmaceutical Systems	332	341	332	(39)	(2.6)	9.0	(2.6)	9.0
Respiratory Solutions	187	—	187	(6)	NM	NM	NM	NM
Deferred Revenue Adjustment *	(8)	—	—	—	NM	NM	—	—

TOTAL	$2,083	$1,193	$2,091	$(134)	74.7	85.9	75.3	86.6

BD LIFE SCIENCES
Preanalytical Systems	$349	$358	$349	$(30)	(2.6)	5.8	(2.6)	5.8
Diagnostic Systems	342	350	342	(29)	(2.4)	5.9	(2.4)	5.9
Biosciences	286	301	286	(22)	(5.1)	2.2	(5.1)	2.2

TOTAL	$976	$1,009	$976	$(81)	(3.3)	4.8	(3.3)	4.8

TOTAL REVENUES	$3,059	$2,202	$3,067	$(216)	38.9	48.7	39.3	49.1

*	In accordance with U.S. GAAP business combination accounting rules, CareFusion’s deferred revenue balance was written down to reflect a fair value measurement as of the acquisition date. The deferred revenue adjustment represents the amortization of this write-down which primarily relates to software maintenance contracts in the United States. Revenues for these contracts is typically deferred and recognized over the term of the contracts.

NM - Not Meaningful

BECTON DICKINSON AND COMPANY

SUPPLEMENTAL REVENUE INFORMATION

REVENUES BY BUSINESS SEGMENTS AND UNITS - UNITED STATES

Twelve Months Ended September 30,

(Unaudited; Amounts in millions)

	A	B	C	D=(A-B)/B	E=(C-B)/B
	As Reported		Adjusted 2015	% Change
	2015	2014		Reported	Adjusted
BD MEDICAL
Medication and Procedural Solutions	$1,483	$1,016	$1,483	46.0	46.0
Medication Management Solutions	832	—	832	NM	NM
Diabetes Care	491	481	491	2.2	2.2
Pharmaceutical Systems	304	303	304	0.3	0.3
Respiratory Solutions	297	—	297	NM	NM
Deferred Revenue Adjustment *	(20)	—	—	NM	—

TOTAL	$3,386	$1,799	$3,407	88.2	89.4

BD LIFE SCIENCES
Preanalytical Systems	$689	$678	$689	1.7	1.7
Diagnostic Systems	592	573	592	3.1	3.1
Biosciences	402	366	402	9.7	9.7

TOTAL	$1,683	$1,617	$1,683	4.0	4.0

TOTAL UNITED STATES	$5,069	$3,417	$5,090	48.4	49.0

*	In accordance with U.S. GAAP business combination accounting rules, CareFusion’s deferred revenue balance was written down to reflect a fair value measurement as of the acquisition date. The deferred revenue adjustment represents the amortization of this write-down which primarily relates to software maintenance contracts in the United States. Revenues for these contracts is typically deferred and recognized over the term of the contracts.

NM - Not Meaningful

BECTON DICKINSON AND COMPANY

SUPPLEMENTAL REVENUE INFORMATION

REVENUES BY BUSINESS SEGMENTS AND UNITS - INTERNATIONAL

Twelve Months Ended September 30, (continued)

(Unaudited; Amounts in millions)

	A	B	C	D=(A-B)/B	E=(A-B-C)/B
	As Reported		FX Impact	% Change
	2015	2014		Reported	FXN
BD MEDICAL
Medication and Procedural Solutions	$1,367	$1,292	$(147)	5.8	17.2
Medication Management Solutions	201	—	(34)	NM	NM
Diabetes Care	521	557	(69)	(6.5)	6.0
Pharmaceutical Systems	863	926	(124)	(6.8)	6.7
Respiratory Solutions	122	—	(14)	NM	NM

TOTAL	$3,074	$2,774	$(389)	10.8	24.8

BD LIFE SCIENCES
Preanalytical Systems	$701	$734	$(90)	(4.5)	7.8
Diagnostic Systems	708	728	(84)	(2.8)	8.7
Biosciences	730	793	(69)	(7.9)	0.8

TOTAL	$2,139	$2,255	$(244)	(5.1)	5.7

TOTAL INTERNATIONAL	$5,213	$5,029	$(633)	3.6	16.2

NM - Not Meaningful

BECTON DICKINSON AND COMPANY

SUPPLEMENTAL REVENUE INFORMATION

REVENUES BY BUSINESS SEGMENTS AND UNITS - TOTAL

Twelve Months Ended September 30, (continued)

(Unaudited; Amounts in millions)

	A	B	C	D	E=(A-B)/B	F=(A-B-D)/B	G=(C-B)/B	H=(C-B-D)/B
					% Change
	As Reported		Adjusted	FX				Adjusted
	2015	2014	2015	Impact	Reported	FXN	Adjusted	FXN
BD MEDICAL
Medication and Procedural Solutions	$2,850	$2,307	$2,850	$(147)	23.5	29.9	23.5	29.9
Medication Management Solutions	1,033	—	1,033	(34)	NM	NM	NM	NM
Diabetes Care	1,012	1,037	1,012	(69)	(2.4)	4.3	(2.4)	4.3
Pharmaceutical Systems	1,167	1,229	1,167	(124)	(5.0)	5.1	(5.0)	5.1
Respiratory Solutions	419	—	419	(14)	NM	NM	NM	NM
Deferred Revenue Adjustment *	(20)	—	—	—	NM	NM	—	—

TOTAL	$6,460	$4,573	$6,480	$(389)	41.3	49.8	41.7	50.2

BD LIFE SCIENCES
Preanalytical Systems	$1,391	$1,412	$1,391	$(90)	(1.5)	4.9	(1.5)	4.9
Diagnostic Systems	1,299	1,301	1,299	(84)	(0.2)	6.3	(0.2)	6.3
Biosciences	1,132	1,159	1,132	(69)	(2.4)	3.6	(2.4)	3.6

TOTAL	$3,822	$3,872	$3,822	$(244)	(1.3)	5.0	(1.3)	5.0

TOTAL REVENUES	$10,282	$8,446	$10,302	$(633)	21.7	29.2	22.0	29.5

*	In accordance with U.S. GAAP business combination accounting rules, CareFusion’s deferred revenue balance was written down to reflect a fair value measurement as of the acquisition date. The deferred revenue adjustment represents the amortization of this write-down which primarily relates to software maintenance contracts in the United States. Revenues for these contracts is typically deferred and recognized over the term of the contracts.

NM - Not Meaningful

BECTON DICKINSON AND COMPANY

SUPPLEMENTAL INFORMATION

RECONCILIATION OF REPORTED REVENUE CHANGE TO COMPARABLE ADJUSTED REVENUE CHANGE - UNITED STATES

Three Months Ended September 30,

(Unaudited; Amounts in millions)

	A	B	C=A+B	D	E	F=D+E	G=(C-F)/F
		Deferred		BD	CFN	Comparable	Comparable
	Reported	Revenue	Adjusted	Reported	Reported	Historical	Adjusted
	2015	Adjustment	2015	2014	2014	2014	% Change
BD MEDICAL
Medication and Procedural Solutions	$481	$—	$481	$257	$199	$456	5.4
Medication Management Solutions	390	—	390	—	346	346	12.7
Diabetes Care	130	—	130	123	—	123	5.7
Pharmaceutical Systems	78	—	78	76	—	76	2.5
Respiratory Solutions	133	—	133	—	152	152	(12.5)
Deferred Revenue Adjustment *	(8)	8	—	—	—	—	—

TOTAL	$1,203	$8	$1,211	$456	$697	$1,152	5.1

BD LIFE SCIENCES
Preanalytical Systems	$173	$—	$173	$171	$—	$171	1.5
Diagnostic Systems	146	—	146	148	—	148	(1.8)
Biosciences	110	—	110	96	—	96	14.5

TOTAL	$429	$—	$429	$415	$—	$415	3.3

TOTAL UNITED STATES	$1,632	$8	$1,640	$871	$697	$1,567	4.6

*	In accordance with U.S. GAAP business combination accounting rules, CareFusion’s deferred revenue balance was written down to reflect a fair value measurement as of the acquisition date. The deferred revenue adjustment represents the amortization of this write-down which primarily relates to software maintenance contracts in the United States. Revenues for these contracts is typically deferred and recognized over the term of the contracts.

BECTON DICKINSON AND COMPANY

SUPPLEMENTAL INFORMATION

RECONCILIATION OF REPORTED REVENUE CHANGE TO COMPARABLE FXN REVENUE CHANGE - INTERNATIONAL

Three Months Ended September 30, (continued)

(Unaudited; Amounts in millions)

	A	B	C	D=B+C	E	F=(A-D-E)/D
	Reported 2015	BD Reported 2014	CFN Reported 2014	Comparable Historical 2014	Comparable FX Impact	Comparable FXN % Change
BD MEDICAL
Medication and Procedural Solutions	$356	$331	$60	$391	$(52)	4.5
Medication Management Solutions	89	—	97	97	(14)	5.5
Diabetes Care	127	141	—	141	(23)	6.0
Pharmaceutical Systems	254	265	—	265	(39)	10.8
Respiratory Solutions	54	—	69	69	(6)	(12.2)

TOTAL	$880	$737	$226	$963	$(134)	5.4

BD LIFE SCIENCES
Preanalytical Systems	$175	$187	$—	$187	$(30)	9.8
Diagnostic Systems	196	202	—	202	(29)	11.5
Biosciences	176	205	—	205	(22)	(3.5)

TOTAL	$547	$594	$—	$594	$(81)	5.8

TOTAL INTERNATIONAL	$1,427	$1,331	$226	$1,557	$(216)	5.5

BECTON DICKINSON AND COMPANY

SUPPLEMENTAL INFORMATION

RECONCILIATION OF REPORTED REVENUE CHANGE TO COMPARABLE ADJUSTED FXN REVENUE CHANGE - TOTAL

Three Months Ended September 30, (continued)

(Unaudited; Amounts in millions)

	A	B	C=A+B	D	E	F=D+E	G	H=(C-F-G)/F
	Reported 2015	Deferred Revenue Adjustment	Adjusted 2015	BD Reported 2014	CFN Reported 2014	Comparable Historical 2014	Comparable FX Impact	Comparable Adjusted FXN % Change
BD MEDICAL
Medication and Procedural Solutions	$836	$—	$836	$588	$258	$846	$(52)	5.0
Medication Management Solutions	479	—	479	—	443	443	(14)	11.1
Diabetes Care	257	—	257	264	—	264	(23)	5.8
Pharmaceutical Systems	332	—	332	341	—	341	(39)	9.0
Respiratory Solutions	187	—	187	—	220	220	(6)	(12.4)
Deferred Revenue Adjustment *	(8)	8	—	—	—	—	—	—

TOTAL	$2,083	$8	$2,091	$1,193	$922	$2,115	$(134)	5.2

BD LIFE SCIENCES
Preanalytical Systems	$349	$—	$349	$358	$—	$358	$(30)	5.8
Diagnostic Systems	342	—	342	350	—	350	(29)	5.9
Biosciences	286	—	286	301	—	301	(22)	2.2

TOTAL	$976	$—	$976	$1,009	$—	$1,009	$(81)	4.8

TOTAL REVENUES	$3,059	$8	$3,067	$2,202	$922	$3,124	$(216)	5.1

*	In accordance with U.S. GAAP business combination accounting rules, CareFusion’s deferred revenue balance was written down to reflect a fair value measurement as of the acquisition date. The deferred revenue adjustment represents the amortization of this write-down which primarily relates to software maintenance contracts in the United States. Revenues for these contracts is typically deferred and recognized over the term of the contracts.

BECTON DICKINSON AND COMPANY

SUPPLEMENTAL INFORMATION

RECONCILIATION OF REPORTED REVENUE CHANGE TO COMPARABLE ADJUSTED REVENUE CHANGE - UNITED STATES

Twelve Months Ended September 30,

(Unaudited; Amounts in millions)

	A	B	C=A+B	D	E=C+D	F	G	H=F+G	I=(E-H)/H
					Comparable
		Deferred		CFN	Historical	BD	CFN	Comparable	Comparable
	Reported	Revenue	Adjusted	Reported	Adjusted	Reported	Reported	Historical	Adjusted
	2015	Adjustment	2015	1st Half 2015 **	2015	2014	2014	2014	% Change
BD MEDICAL
Medication and Procedural Solutions	$1,483	$—	$1,483	$427	$1,910	$1,016	$800	$1,816	5.2
Medication Management Solutions	832	—	832	843	1,675	—	1,607	1,607	4.2
Diabetes Care	491	—	491	—	491	481	—	481	2.2
Pharmaceutical Systems	304	—	304	—	304	303	—	303	0.3
Respiratory Solutions	297	—	297	333	630	—	604	604	4.3
Deferred Revenue Adjustment *	(20)	20	—	—	—	—	—	—	—

TOTAL	$3,386	$20	$3,407	$1,603	$5,010	$1,799	$3,011	$4,810	4.2

BD LIFE SCIENCES
Preanalytical Systems	$689	$—	$689	$—	$689	$678	$—	$678	1.7
Diagnostic Systems	592	—	592	—	592	573	—	573	3.1
Biosciences	402	—	402	—	402	366	—	366	9.7

TOTAL	$1,683	$—	$1,683	$—	$1,683	$1,617	$—	$1,617	4.0

TOTAL UNITED STATES	$5,069	$20	$5,090	$1,603	$6,693	$3,417	$3,011	$6,427	4.1

*	In accordance with U.S. GAAP business combination accounting rules, CareFusion’s deferred revenue balance was written down to reflect a fair value measurement as of the acquisition date. The deferred revenue adjustment represents the amortization of this write-down which primarily relates to software maintenance contracts in the United States. Revenues for these contracts is typically deferred and recognized over the term of the contracts.
**	For the quarters ended December 31, 2014 and March 31, 2015

BECTON DICKINSON AND COMPANY

SUPPLEMENTAL INFORMATION

RECONCILIATION OF REPORTED REVENUE CHANGE TO COMPARABLE FXN REVENUE CHANGE - INTERNATIONAL

Twelve Months Ended September 30, (continued)

(Unaudited; Amounts in millions)

	A	B	C=A+B	D	E	F=D+E	G	H=(C-F-G)/F
		CFN	Comparable	BD	CFN	Comparable	Comparable	Comparable
	Reported	Reported	Historical	Reported	Reported	Historical	FX	FXN
	2015	1st Half 2015 *	2015	2014	2014	2014	Impact	% Change
BD MEDICAL
Medication and Procedural Solutions	$1,367	$117	$1,483	$1,292	$240	$1,532	$(154)	6.9
Medication Management Solutions	201	208	409	—	416	416	(55)	11.6
Diabetes Care	521	—	521	557	—	557	(69)	6.0
Pharmaceutical Systems	863	—	863	926	—	926	(124)	6.7
Respiratory Solutions	122	138	260	—	267	267	(22)	5.8

TOTAL	$3,074	$463	$3,536	$2,774	$923	$3,697	$(426)	7.2

BD LIFE SCIENCES
Preanalytical Systems	$701	$—	$701	$734	$—	$734	$(90)	7.8
Diagnostic Systems	708	—	708	728	—	728	(84)	8.7
Biosciences	730	—	730	793	—	793	(69)	0.8

TOTAL	$2,139	$—	$2,139	$2,255	$—	$2,255	$(244)	5.7

TOTAL INTERNATIONAL	$5,213	$463	$5,675	$5,029	$923	$5,952	$(669)	6.6

*	For the quarters ended December 31, 2014 and March 31, 2015

BECTON DICKINSON AND COMPANY

SUPPLEMENTAL INFORMATION

RECONCILIATION OF REPORTED REVENUE CHANGE TO COMPARABLE ADJUSTED FXN REVENUE CHANGE - TOTAL

Twelve Months Ended September 30, (continued)

(Unaudited; Amounts in millions)

	A	B	C=A+B	D	E=C+D	F	G	H=F+G	I	J=(E-H-I)/H
					Comparable					Comparable
		Deferred		CFN	Historical	BD	CFN	Comparable	Comparable	Adjusted
	Reported	Revenue	Adjusted	Reported	Adjusted	Reported	Reported	Historical	FX	FXN
	2015	Adjustment	2015	1st Half 2015 **	2015	2014	2014	2014	Impact	% Change
BD MEDICAL
Medication and Procedural Solutions	$2,850	$—	$2,850	$544	$3,394	$2,307	$1,040	$3,347	$(154)	6.0
Medication Management Solutions	1,033	—	1,033	1,051	2,084	—	2,023	2,023	(55)	5.7
Diabetes Care	1,012	—	1,012	—	1,012	1,037	—	1,037	(69)	4.3
Pharmaceutical Systems	1,167	—	1,167	—	1,167	1,229	—	1,229	(124)	5.1
Respiratory Solutions	419	—	419	471	890	—	871	871	(22)	4.7
Deferred Revenue Adjustment *	(20)	20	—	—	—	—	—	—	—	—

TOTAL	$6,460	$20	$6,480	$2,066	$8,547	$4,573	$3,934	$8,507	$(426)	5.5

BD LIFE SCIENCES
Preanalytical Systems	$1,391	$—	$1,391	$—	$1,391	$1,412	$—	$1,412	$(90)	4.9
Diagnostic Systems	1,299	—	1,299	—	1,299	1,301	—	1,301	(84)	6.3
Biosciences	1,132	—	1,132	—	1,132	1,159	—	1,159	(69)	3.6

TOTAL	$3,822	$—	$3,822	$—	$3,822	$3,872	$—	$3,872	$(244)	5.0

TOTAL REVENUES	$10,282	$20	$10,302	$2,066	$12,368	$8,446	$3,934	$12,380	$(669)	5.3

*	In accordance with U.S. GAAP business combination accounting rules, CareFusion’s deferred revenue balance was written down to reflect a fair value measurement as of the acquisition date. The deferred revenue adjustment represents the amortization of this write-down which primarily relates to software maintenance contracts in the United States. Revenues for these contracts is typically deferred and recognized over the term of the contracts.
**	For the quarters ended December 31, 2014 and March 31, 2015

BECTON DICKINSON AND COMPANY

SUPPLEMENTAL REVENUE INFORMATION

SAFETY REVENUES

(Unaudited; Amounts in millions)

	Three Months Ended September 30,
	A	B	C	D=(A-B)/B	E=(A-B-C)/B
	As Reported		FX	% Change
	2015	2014	Impact	Reported	FXN
TOTAL SAFETY REVENUES
United States	$441	$301	$—	46.6	46.6
International	303	265	(49)	14.1	32.7

TOTAL	$744	$566	$(49)	31.3	40.0

BY SEGMENT
BD Medical	$468	$287	$(26)	63.3	72.4
BD Life Sciences	276	279	(23)	(1.4)	6.8

TOTAL	$744	$566	$(49)	31.3	40.0

	Twelve Months Ended September 30,
	A	B	C	D=(A-B)/B	E=(A-B-C)/B
	As Reported		FX	% Change
	2015	2014	Impact	Reported	FXN
TOTAL SAFETY REVENUES
United States	$1,471	$1,207	$—	21.8	21.8
International	1,128	1,016	(142)	10.9	24.9

TOTAL	$2,598	$2,223	$(142)	16.9	23.3

BY SEGMENT
BD Medical	$1,501	$1,119	$(74)	34.1	40.7
BD Life Sciences	1,097	1,104	(69)	(0.7)	5.6

TOTAL	$2,598	$2,223	$(142)	16.9	23.3

BECTON DICKINSON AND COMPANY

SUPPLEMENTAL INFORMATION

RECONCILIATION OF SAFETY REVENUE CHANGE TO COMPARABLE FXN REVENUE CHANGE

(Unaudited; Amounts in millions)

	Three Months Ended September 30,
	A	B	C	D=B+C	E	F=(A-D-E)/D
	BD Reported 2015	BD Reported 2014	CFN Reported 2014	Comparable Historical 2014	Comparable FX Impact	Comparable FXN % Change
TOTAL SAFETY REVENUES
United States	$441	$301	$122	$422	$—	4.4
International	303	265	45	311	(49)	13.4

TOTAL	$744	$566	$167	$733	$(49)	8.2

BY SEGMENT
BD Medical	$468	$287	$167	$453	$(26)	9.0
BD Life Sciences	276	279	—	279	(23)	6.8

TOTAL	$744	$566	$167	$733	$(49)	8.2

	Twelve Months Ended September 30,
	A	B	C=A+B	D	E	F=D+E	G	H=(C-F-G)/F
	Reported 2015	CFN Reported 1st Half 2015 *	Comparable Historical 2015	BD Reported 2014	CFN Reported 2014	Comparable Historical 2014	Comparable FX Impact	Comparable FXN % Change
TOTAL SAFETY REVENUES
United States	$1,471	$252	$1,722	$1,207	$470	$1,677	$—	2.7
International	1,128	83	1,210	1,016	172	1,188	(149)	14.4

TOTAL	$2,598	$334	$2,932	$2,223	$641	$2,865	$(149)	7.6

BY SEGMENT
BD Medical	$1,501	$334	$1,835	$1,119	$641	$1,760	$(80)	8.8
BD Life Sciences	1,097	—	1,097	1,104	—	1,104	(69)	5.6

TOTAL	$2,598	$334	$2,932	$2,223	$641	$2,865	$(149)	7.6

*	For the quarters ended December 31, 2014 and March 31, 2015

BECTON DICKINSON AND COMPANY

SUPPLEMENTAL INFORMATION

RECONCILIATION OF REPORTED DILUTED EPS TO ADJUSTED DILUTED EPS

(Unaudited)

	Three Months Ended September 30,
	2015		2014		Growth	Foreign Currency Translation	Foreign Currency Neutral Growth	Growth %	Foreign Currency Neutral Growth %
Reported Diluted Earnings per Share	$0.84		$1.53		$(0.69)	$(0.17)	$(0.52)	(45.1%)	(34.0%)

Transaction Costs ($7 million or $4 million after-tax and $6 million or $4 million after-tax, respectively) (1)	0.02		0.02
Integration Costs ($40 million or $25 million after-tax) (1)	0.12		—
Restructuring Costs ($135 million or $84 million after-tax) (1)	0.39		—
Purchase Accounting Adjustments ($179 million or $125 million after-tax and $18 million or $13 million after-tax, respectively)	0.58	(2)	0.06	(3)		(0.01)
Employee Termination Cost-related Amounts ($36 million or $23 million after-tax) (4)	—		0.12
Research and Development Adjustment ($(4) million or $(2) million after-tax) (5)	—		(0.01)
Pension Settlement Charges ($3 million or $2 million after-tax) (6)	—		0.01
Other Specified Items, Net ($5 million or $3 million after-tax) (7)	—		0.02

Adjusted Diluted Earnings per Share	$1.94		$1.74		$0.20	$(0.18)	$0.38	11.5%	21.8%

(1)	Represents transaction, integration and restructuring costs associated with the CareFusion acquisition.
(2)	Represents non-cash amortization expense of $152 million pre-tax associated with acquisition related identifiable intangible assets, including CareFusion, as well as the net amortization of purchase accounting adjustments of $27 million pre-tax to reflect CareFusion’s inventory, fixed assets, debt and deferred revenue balances at fair value as of the acquisition date.
(3)	Represents non-cash amortization expense associated with acquisition related identifiable intangible assets.
(4)	Represents amounts recorded to a liability for employee termination costs associated with workforce reduction actions taken in the fourth quarter of fiscal year 2014.
(5)	Represents a revision to the estimated probable loss previously recorded as a result of the decision to terminate a research and development program in the Medical segment.
(6)	Represents non-cash pension settlement charges associated with lump sum benefit payments made primarily from the Company’s U.S. supplemental pension plan, as such payments exceeded the service and interest components of the plan’s pension cost in each year. The charges also included settlement losses associated with certain foreign pension plans.
(7)	Represents a charge resulting from the adjustment to the carrying amount of an asset that is being held for sale.

BECTON DICKINSON AND COMPANY

SUPPLEMENTAL INFORMATION

RECONCILIATION OF REPORTED DILUTED EPS TO ADJUSTED DILUTED EPS

(Unaudited)

	Twelve Months Ended September 30,
							Foreign		Foreign
						Foreign	Currency		Currency
						Currency	Neutral		Neutral
	2015		2014		Growth	Translation	Growth	Growth %	Growth %
Reported Diluted Earnings per Share	$3.35		$5.99		$(2.64)	$(0.69)	$(1.95)	(44.1%)	(32.6%)

Financing Costs ($107 million or $65 million after-tax) (1)	0.31		—
Transaction Costs ($59 million or $39 million after-tax and $6 million or $4 million after-tax, respectively) (1)	0.19		0.02
Integration Costs ($95 million or $59 million after-tax) (1)	0.29		—
Restructuring Costs ($271 million or $167 million after-tax) (1)	0.80		—
Purchase Accounting Adjustments ($645 million or $451 million after-tax and $74 million or $51 million after-tax, respectively)	2.17	(2)	0.26	(3)		(0.02)
Employee Termination Cost-related Amounts ($(5) million or $(3) million after-tax and $36 million or $23 million after-tax, respectively) (4)	(0.01)		0.12
Litigation-related Charge ($12 million or $7 million after-tax) (5)	0.04		—
Dilutive Share Impact (6)	0.02		—
Research and Development Charges ($26 million or $16 million after-tax) (7)	—		0.08
Pension Settlement Charges ($3 million or $2 million after-tax) (8)	—		0.01
Other Specified Items, Net ($8 million or $6 million after-tax) (9)	—		0.03

Adjusted Diluted Earnings per Share	$7.16		$6.50		$0.66	$(0.72)	$1.38	10.2%	21.2%

(1)	Represents financing, transaction, integration and restructuring costs associated with the CareFusion acquisition.
(2)	Represents non-cash amortization expense of $336 million pre-tax associated with acquisition related identifiable intangible assets, including CareFusion, as well as the net amortization of purchase accounting adjustments of $318 million pre-tax to reflect CareFusion’s inventory, fixed assets, debt and deferred revenue balances at fair value as of the acquisition date. Also includes an acquisition-date accounting gain on a previously held investment in CRISI Medical Systems, Inc. of $9 million pre-tax.
(3)	Represents non-cash amortization expense associated with acquisition related identifiable intangible assets.
(4)	Represents amounts recorded to a liability for employee termination costs associated with workforce reduction actions taken in the fourth quarter of fiscal year 2014.
(5)	Represents a charge for plaintiff’s attorneys’ fees associated with the unfavorable verdict in the antitrust and false advertising lawsuit filed against BD by RTI.
(6)	Represents the dilutive impact of BD shares issued as part of purchase consideration for CareFusion acquisition prior to the consolidation of its operating results beginning on April 1, 2015. The year-to-date adjusted diluted average shares outstanding (in thousands) is 206,833.
(7)	Includes a $6 million charge associated with the decision to terminate a research and development program in the Medical segment; the charge relates to program asset write-offs and obligations. Also includes a $20 million charge associated with the write-off of capitalized product software and, to a lesser extent, fixed assets primarily resulting from the discontinuance of an instrument product development program in the Life Sciences segment.
(8)	Primarily represents non-cash pension settlement charges associated with lump sum benefit payments made primarily from the Company’s U.S. supplemental pension plan, as such payments exceeded the service and interest components of the plan’s pension cost in each year. The charges also included settlement losses associated with certain foreign pension plans.
(9)	Represents the cost associated with the decision to early terminate a European distributor arrangement in the Life Sciences segment of $11 million pre-tax and a charge resulting from the adjustment to the carrying amount of an asset that is being held for sale of $5 million pre-tax, which were largely offset by a gain from a cash distribution received from the sale of a company, of which BD had a small equity ownership, of $8 million pre-tax.

BECTON DICKINSON AND COMPANY

SUPPLEMENTAL INFORMATION

FY2016 OUTLOOK RECONCILIATION

	FY2016 Outlook
	Revenues	FX Impact	FXN Basis
Full Year FY2016 Estimated Growth on a Reported Basis	23.0% – 23.5%	~(1.5%)	24.5% –25.0%
Deferred Revenue Adjustment	NM	NM	NM
Adjusted Full Year FY2016 Estimated Growth	23.0% –23.5%	~(1.5%)	24.5% –25.0%

	Full Year FY2016	Full Year FY2015	% Increase
	(estimated)
Reported Fully Diluted Earnings per Share	$6.57 – 6.64	$3.35	NM
Financing Costs	–	0.31
Transaction Costs	–	0.19
Integration Costs	–	0.29
Restructuring Costs	–	0.80
Purchase Accounting Adjustments	1.80	2.17
Employee Termination Cost-related Amounts	–	(0.01)
Litigation-related Charge	–	0.04
Dilutive Share Impact	–	0.02

Adjusted Fully Diluted Earnings per Share	$8.37 – 8.44	$7.16	17.0% –18.0%

FX Impact	$(0.36)		(5.0%	)

Adjusted FXN Growth	$8.73 – 8.80		22.0% – 23.0%

Organic Revenues Growth

	Q1		Q2		Q3		Q4		Full Year FY2015		Full Year FY2016
											(estimated)
CareFusion Revenues, Reported	16.1%		3.0%		(5.2%	)	1.2%		3.3%		~2.0%
FX Impact	(1.4%	)	(2.4%	)	(3.2%	)	(2.8%	)	(2.5%	)	~(0.5%	)

CareFusion Revenues, FXN	17.5%		5.4%		(2.0%	)	4.0%		5.8%		~2.5%
CareFusion Inorganic Revenues, FXN	(7.6%	)	–		(0.2%	)	(0.6%	)	(2.0%	)	~1.5%

CareFusion Organic Revenues, FXN (1)	9.9%		5.4%		(2.2%	)	3.4%		3.8%		~4.0%

BD Standalone Revenues, Reported	1.8%		(1.0%	)	(4.1%	)	(3.1%	)	(1.7%	)	~3.0%
FX Impact	(3.5%	)	(5.9%	)	(8.7%	)	(8.6%	)	(6.8%	)	~(2.0%	)

BD Standalone Revenues, FXN	5.3%		4.9%		4.7%		5.5%		5.1%		~5.0%
BD Standalone Inorganic Revenues, FXN	NM		NM		(0.1%	)	NM		NM		NM

BD Standalone Organic Revenues, FXN	5.3%		4.9%		4.6%		5.5%		5.1%		~5.0%

CareFusion Organic Revenues, FXN (1)									3.8%		~4.0%
BD Standalone Organic Revenues, FXN									5.1%		~5.0%

BD Including CareFusion Organic Revenues, FXN									4.7%		4.5%-5.0%

NM – Not Meaningful

FXN = Foreign Currency Neutral

(1) Excludes the impact from a distribution agreement change in the Respiratory Solutions business.